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                                                                    Exhibit 99.4

                              FTI CONSULTING, INC.
                      POLICY ON ETHICS AND BUSINESS CONDUCT

                           Statement of General Policy

         This Policy on Ethics and Business Conduct ("Policy") shall guide and govern the directors, officers and employees of FTI Consulting, Inc., ("FTI") in the performance of their duties, and should be read in conjunction with FTI's other policies on corporate conduct.

         The statements contained here regarding "Conflicts of Interest" and "Insider Trading and Insider Information" are summaries of more detailed policies on these subjects which are given to employees and directors, are in an employee handbook and posted on FTI's web site. The reference to "Disclosure Controls" is a summary of a policy adopted by FTI. All policies have been approved by FTI's Board of Directors.

         The basic principle which governs FTI's officers, directors and employees is that FTI's business should be carried on with fidelity to the interest of it stockholders, customers, suppliers, co-workers, strategic partners and other business associates. No one covered by this policy shall: (a) employ any device, scheme or artifice to defraud FTI or another party, or (b) engage in any act, practice or course of conduct which operates or would operate as fraud or deceit upon FTI or another party.

         FTI is committed to the highest standard of business conduct, conducts business in accordance with the spirit and letter of applicable laws and regulations and in accordance with ethical business practices. This Policy applies to Insiders and their Family Members, who are also responsible for complying with the laws and regulations applicable to FTI, and stands as a statement of the fundamental principles that govern the conduct of FTI's business.

1.     Definitions of Terms

(a) Authorized Officers means the Chairman of the Board and Chief Executive Officer, President and Chief Operating Officer and Executive Vice President and Chief Financial Officer.

(b) Business Associates are suppliers of services, materials, customer, consultant, advisor, lessor of space or goods, tenant, licensor, licensee or partner of FTI.

(c) Compliance Officer shall mean the Chief Financial Officer ("CFO") of FTI who is the officer charged with monitoring the business practices and activities of the officers, directors, senior management and their families in regard to Insider activity, and prohibited and unacceptable business activities.

(d) Family Members includes the spouse, life partner, children and any other relative (by blood or marriage) of an Insider or spouse or life partner residing in the same household as such Insider, and any company, partnership, limited liability company, trust or other entity that is directly or indirectly controlled by the Insider or by any Family Member of that Insider.

(e) FTI includes FTI Consulting, Inc. and each of its subsidiaries and affiliated business entities and includes by reference officers, directors and employees.

(f)    Insider means any officer, director or employee of FTI.

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(g)    Material Inside Information is non-public information as to which (1)
       there is a substantial likelihood that a reasonable investor would find the information important in determining whether to trade in a security, or (2) if made public, would likely affect the market price of a company's securities. Inside information typically includes, but is not limited to, knowledge of pending business transactions, corporate financial activity, mergers or acquisitions, unannounced earnings, financial results and other significant developments.

(h) Non-public Information means information that has not been publicly disclosed with adequate time passing for the securities markets to absorb the information. A delay of two (2) business days is usually considered a sufficient period for routine information to be absorbed by the market. A longer period may be necessary for particularly significant or complex matters.

2.  Insider Transactions

FTI and its employees are encouraged to do business with Business Associates in the normal course of their affairs, however,

(a) Insiders and their Family Members must not profit, directly or indirectly, through their position, to the detriment or at the expense of FTI or any Business Associate, nor shall Insiders take personal advantage of any corporate opportunity for profit, learned about in his position with FTI to the detriment or at the expense of FTI.

(b)    Except in the ordinary course, an Insider or Family Member should not:
       (i) sell or purchase any goods or services, or (ii) borrow money or other property from a Business Associate, unless that Business Associate is regularly engaged in such business and the sale of goods or loan and its terms are in the ordinary course of the Business Associate's business.

(c) Insiders shall not make any payment or take any action with a government official, agent or representative of the United States, a State or jurisdiction in the United States or a foreign country in regard to a matter involving FTI, without the prior consent of the Compliance Officer, nor make any payment or take any action in violation of the U.S. Foreign Corrupt Practices Act.

3.  Non-Disclosure of Information

(a) No Insider or Family Member shall discuss or inform others about an actual or contemplated business transaction by a Business Associate or FTI, except in the performance of employment duties or an official capacity, and then only for the benefit of the Business Associate or FTI, and not for personal gain.

(b) No Insider or Family Member shall give information to a third party about a proposed or pending business transaction of FTI or its Business Associates, unless expressly authorized to do so by the Compliance Officer.

(c) No one other than FTI's Authorized Officers may discuss FTI or its Business Associates with any member of the press or media, except with the prior authorization of an Authorized Officer. Insiders and Family Members shall refer all press inquiries to an Authorized Officer.

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4.  Preferential Treatment and Gifts

No Insider shall seek or accept for himself or Family Members any favors, preferential treatment, special benefits, documents, gifts or other consideration, other than of nominal value, as a result of the Insider's association with a Business Associate or FTI, except those usual and normal benefits provided by a Business Associate or FTI.

5.  Conflicts of Interest

(a) Insiders shall maintain integrity and independence of judgment in the conduct of FTI's business, avoid activity or personal interest that creates, or appears to create, a conflict between his interests and the interests of FTI.

(b) Conflicts of interest arise any time an Insider has a duty or interest that may conflict with the proper and impartial fulfillment of the Insider's duties, responsibilities or obligations to FTI, and include, but are not limited to: (1) making an investment that may affect his business decisions, (2) owning a controlling financial interest in, or, being employed by, an entity that competes with FTI, (3) owning a meaningful financial interest in, or being employed by, an entity that does, or seeks, business with FTI, (4) making a material decision on a matter where a person's self-interests call the decision into question, or (5) being employed by or accepting compensation from a person as a result of business activity or prospective business activity affecting FTI.

(c) An Insider who becomes aware of a personal interest which is, or may be viewed as, in conflict for himself should promptly present the situation and the nature of the possible conflict to the Compliance Officer. A director that becomes aware of a conflict should bring the matter to the attention of the Chairman, unless disqualified, and if so to the Board of Directors.

(d) No Insider or Family Member shall personally benefit, directly or indirectly from any FTI purchase or sale, or derive any other personal gain from any other FTI activity, except when the transaction has been fully disclosed to and approved in writing.

(e) No Insider or Family Member shall have meaningful personal or financial interest in any Business Associate or competitor of FTI, without written consent. For such purposes, holding 5% or less of the shares of a Business Associate or competitor whose shares are publicly traded is not "meaningful."

(f) No Insider shall hold any position with, including as a member of the board of directors or other governing body, or perform services for a Business Associate or a competitor of FTI, without written consent.

(g) No Insider shall provide services to business enterprises which could reasonably be deemed to adversely affect the performance of his work for FTI or which might jeopardize FTI's interests, including serving as a director, officer, consultant or advisor of another business, without written consent.

(h) No Insider shall direct, or seek to direct, FTI business with any business enterprise in which the Insider or his or her Family Member has a meaningful ownership position or serves in a leadership capacity, without written consent.

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6. Inside Information

a) Securities laws and regulations prohibit the use of Material Inside Information ("inside") information when purchasing, selling or recommending securities.

b) Insiders and Family Members are prohibited from Insider trading (trading securities when in possession of material, nonpublic information) or tipping (passing such information on to someone who may buy or sell securities).

c) This prohibition on Insider trading applies to FTI securities and the securities of Business Associates if such person learns Material Inside Information about them as a result of his position with FTI.

d) If an Insider leaves FTI, he must maintain the confidentiality of all Material Inside Information until it has been disclosed to the public. If there is a question as to whether such information is material or has been disclosed to the public, the Compliance Officer must be contacted to make a determination.

7.  Personal Securities Transactions

No Insider shall knowingly take advantage of corporate opportunities for personal benefit or act inconsistently with Insider's obligations to Business Associates.

8.  Guarding Corporate Assets

Insiders have a duty to safeguard FTI assets, including its physical premises and equipment, records, customer information and FTI trademarks, trade secrets and other intellectual property. FTI assets shall be used for FTI business only. Without specific authorization, no Insider or Family Member may take, loan, sell, damage or dispose of FTI property or use, or allow others to use, FTI property for any non-FTI purposes.

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9.  Corporate Books and Records

(a) Insiders must ensure that all FTI documents are completed accurately, truthfully, in a timely manner and properly authorized.

(b) Financial activities and transactions must be recorded in compliance with all applicable laws and accounting practices and in accordance with the generally accepted accounting principles designated by FTI. The making of false or misleading entries, records or documentation is strictly prohibited.

(c) Insiders shall not create false or misleading reports under FTI's name, use established accounts shall be used for any purpose other than as described by their documentation, and no undisclosed funds or assets may be established.

(d) Insiders may not take any action to defraud, influence, coerce, manipulate or mislead another employee, officer, director, outside auditor or lawyer for FTI to render the books, records or financial statements of FTI incorrect or misleading.

(e) Errors, or possible errors or misstatements in FTI's books and records must be brought to the attention of the Compliance Officer promptly upon discovery thereof. The Compliance Officer shall promptly inform the Authorized Officers of any such error or misstatement.

(f) Insiders shall cooperate fully with FTI's internal and external auditors and shall not impede or interfere with the financial statement audit process.

10. Document Retention

(a) FTI seeks to comply fully with all laws and regulations relating to the retention and preservation of records. Insiders shall comply fully with FTI's policies regarding the retention and preservation of records. Under no circumstances may FTI records be destroyed selectively or maintained outside FTI premises or designated storage facilities or in contravention of FTI policies.

(b) If the existence, threat or possibility of a subpoena or impending government investigation becomes known to an Insider, he must immediately contact the Compliance Officer and retain all records and documents that may be responsive to a subpoena or pertain to an investigation. Questions regarding the relevance of a record or document to an investigation or whether the document is responsive to a subpoena should be directed to the Compliance Officer before any record or document is destroyed. Insiders shall strictly adhere to the directions of the Compliance Officer in handling records or documents.

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11. Compliance with Internal Controls and Disclosure Controls

(a) FTI adopted a system of internal controls that Insiders must strictly adhere to in providing financial and business information within FTI. Insiders shall promptly report to the Compliance Officer: (i) actual or suspected breaches or violations of internal controls that come to the attention of the Insider, (ii) actual or suspected fraudulent or questionable transactions or events known to the Insider, which include, but are not limited to: embezzlement, forgery or alteration of checks and other documents, theft, misappropriation or conversion to personal use of FTI assets, and falsification of records.

(b) FTI has adopted a system of disclosure controls to assure that all information regarding the business and prospects of FTI is brought to the attention of FTI's officers. The accuracy and timeliness of compliance is critical to this system of disclosure controls and necessary to enable those officers to provide the financial statement and periodic report certifications required by federal law.

(c) Insiders shall strictly adhere to the system of disclosure controls, including the internal reporting responsibilities assigned to him by FTI. Insiders should inform the Compliance Officer of any changes that they believe may improve FTI's system of internal controls.

(d) Each Insider shall promptly report in accordance with FTI policy any significant event or occurrence (whether positive or negative) that arises in the course of the Insider's duties and responsibilities. Events or occurrences include those that affect or may affect FTI or its Business Associates, competitors or industry. General economic conditions need not be reported.

(e) Insiders shall be candid in discussing matters concerning internal controls and business disclosures with FTI's management, internal auditors, outside auditors, outside counsel and directors. Factual information is important, and opinions and observations are strongly encouraged.

12. Implementation of the Policy

While each Insider is individually responsible for compliance with the Policy, he does not do so in a vacuum. FTI has the resources, people and processes in place to answer questions and guide Insiders through difficult decisions.

(a) Reporting Violations. If an Insider knows of or suspects a violation of law, regulations, this Policy, or any of FTI's other policies, he must immediately report that information to the Compliance Officer or to FTI's Hotline. Insiders who report an actual or suspected violation in shall not be subject to retaliation.

(b) FTI's Hotline. FTI has a 24-hour hotline which can be used to report actual or suspected violations of applicable law or regulations, this or any other FTI policy, including theft of FTI property or other business abuse. To the extent possible, all calls will be kept confidential.

(c) Investigations of Violations. To the extent possible, violations will be promptly investigated and treated confidentially. Those reporting violations should not conduct preliminary investigations of his own, as investigations of alleged violations may involve complex legal issues and no one should compromise the integrity of an investigation and adversely affect themselves and FTI.

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13.  Enforcement

         The Compliance Officer will take the action he deems appropriate with respect to any Insider or Family Member who violates this Policy, and will inform the Board Of Directors of all material violations. Any alleged violation by the Compliance Officer will be presented promptly to the CEO and the Audit Committee of the Board for consideration and such action as the Committee, in its sole judgment, deems warranted. The Compliance Officer will keep records of all reports created and actions taken under this Policy, and all records will be maintained in a manner and for the periods required under applicable Federal and state law.

14.  Condition of Employment or Service

         Insiders shall conduct themselves in the best interests of FTI, and compliance with this Policy is to be a condition of continued employment and conduct not in accordance with this Policy shall constitute grounds for disciplinary action, including termination of employment.

         This policy is not an employment contract nor is it intended to be an all inclusive policy statement on the part of FTI, which reserves the right to provide the final interpretation of the policies contained herein and revise those policies as deemed necessary or appropriate.

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